As filed with the Securities and Exchange Commission on May 12, 2021

Registration No. 333-230970

Registration No. 333-185845

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-230970

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-185845

EQT CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania	25-0464690
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania (Address of principal executive offices)	15222 (Zip Code)

EQT CORPORATION EMPLOYEE SAVINGS PLAN

(Full title of the plan)

William E. Jordan

Executive Vice President, General Counsel and Corporate Secretary

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Name and address of agent for service)

(412) 553-5700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

EQT Corporation (the “Company”) is filing these post-effective amendments (“Post-Effective Amendments”) relating to: (i) the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 22, 2019 (Registration Statement No. 333-230970) (the “2019 Form S-8”) and (ii) the Registration Statement on Form S-8 filed by the Company with the SEC on January 2, 2013 (Registration Statement No. 333185845) (the “2013 Form S-8 and, together with the 2019 Form S-8, the “Registration Statements”), to withdraw and deregister all shares of common stock, no par value (the “Common Stock”), that had been registered and remain unsold under the Registration Statements, together with any and all plan interests and other securities registered thereunder (collectively, the “Registered Shares and Interests”). The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Registered Shares and Interests registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. This filing is made in accordance with an Undertaking made by the Company in Part II of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on or before May 12, 2021.

EQT CORPORATION

By:	/s/ David Khani
Name: David Khani
Title: Chief Financial Officer

Each person whose signature appears below hereby appoints Toby Z. Rice, David Khani, and William E. Jordan, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to these Post-Effective Amendments to the Registration Statements on Form S-8 (including all post-effective amendments and supplements to such Post-Effective Amendments filed under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed below by the following persons in the capacities indicated and on or before this 12th day of May, 2021:

Signature	Title	Date

/s/ Toby Z. Rice
Toby Z. Rice	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2021
/s/ David Khani
David Khani	Chief Financial Officer (Principal Financial Officer)	May 12, 2021
/s/ Todd M. James
Todd M. James	Chief Accounting Officer (Principal Accounting Officer)	May 12, 2021

/s/ Lydia I. Beebe
Lydia I. Beebe	Director	May 12, 2021

/s/ Philip G. Behrman
Philip G. Behrman	Director	May 12, 2021

/s/ Lee M. Canaan
Lee M. Canaan	Director	May 12, 2021

/s/ Janet L. Carrig
Janet L. Carrig	Director	May 12, 2021

/s/ Kathryn J. Jackson
Kathryn J. Jackson	Director	May 12, 2021

Signature	Title	Date

/s/ John F. McCartney
John F. McCartney	Director	May 12, 2021

/s/ James T. McManus II
James T. McManus II	Director	May 12, 2021

/s/ Anita M. Powers
Anita M. Powers	Director	May 12, 2021

/s/ Daniel J. Rice IV
Daniel J. Rice IV	Director	May 12, 2021

/s/ Hallie A. Vanderhider
Hallie A. Vanderhider	Director	May 12, 2021

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on or before this 12th day of May, 2021:

EQT CORPORATION EMPLOYEE SAVINGS PLAN

By:	/s/ Melissa Lauteri
	Name:	Melissa Lauteri
	Title:	Plan Manager